UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2015, Scott J. Seymour, the Chief Executive Officer, President and a director of Aerojet Rocketdyne Holdings, Inc. (the “Company”), announced his intention to retire from the Company effective June 1, 2015.  In connection with his retirement, Mr. Seymour resigned has positions a Chief Executive Officer, President and director of the Company and its subsidiaries, including his position as the President of the Company’s subsidiary, Aerojet Rocketdyne, Inc., effective June 1, 2015.  Mr. Seymour’s resignation was not the result of any disagreement related to any matter involving the Company’s operations, policies or practices.

Eileen P. Drake, the Chief Operating Officer of the Company, has been elected the Chief Executive Officer and President of the Company and has been appointed to serve as a member of the Company’s board of directors until the Company’s next annual meeting of stockholders and until her successor is duly elected and qualified.

Prior to joining the Company in March 2015, Ms. Drake, 49, was previously employed at United Technologies Corporation (“UTC”), from 2003 until January 2015, where she served as president of Pratt & Whitney AeroPower’s auxiliary power unit and small turbojet propulsion business from 2012 to January 2015.  In her prior positions at UTC, she served as the vice president of Operations from 2009 to 2012, and also vice president of Quality, Environmental, Health & Safety, and Achieving Competitive Excellence (ACE) for UTC’s Carrier Corporation from 2006 to 2009, as well as for Pratt & Whitney from 2003 to 2006.  Before joining UTC, Ms. Drake managed production operations at both the Ford Motor Company and Visteon Corporation, where she was Ford’s product line manager for steering systems and plant manager of Visteon’s fuel system operation.  Ms. Drake served on active duty for seven years as a U.S. Army aviator and airfield commander of Davison Army Airfield in Fort Belvoir, Virginia.  Ms. Drake is a distinguished military graduate of the U.S. Army Aviation Officer School.  She received a Master of Business Administration from Butler University and a Bachelor of Arts from The College of New Rochelle.

Ms. Drake does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer.  Ms. Drake is not a party to any transactions listed in Item 404(a) of Regulation S-K.

Item 8.01  Other Events.

On June 1, 2015, the Company issued a press release announcing Scott J. Seymour’s resignation and the appointment of Eileen Drake to serve as the Company’s Chief Executive Officer and President. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Other Events.

(d)           Exhibits

Exhibit No.	Exhibits

99.1	Press release, dated June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 1, 2015	AEROJET ROCKETDYNE HOLDINGS, INC.

	By:	/s/ Christopher C. Cambria
		Name:	Christopher C. Cambria
		Title:	Vice President, General Counsel and Secretary